Exhibit 5(d)

[GRAPHIC APPEARS HERE] Premier ® Retirement Variable Annuity Application Form Annuities are issued by Pruco Life Insurance Company	Annuities Service Center

Financial Professionals:

1-800-513-0805

Fax 1-800-576-1217

www.prudentialannuities.com

Regular Mail Delivery

Annuities Service Center

P.O. Box 7960

Philadelphia, PA 19176

Overnight Service, Certified or

Registered Mail Delivery

Prudential Annuities Service Center

2101 Welsh Road

Dresher, PA 19025

Advisor Variable Annuity (This application must be accompanied by the appropriate completed advisory paperwork signed by both the Registered Investment Advisor and the Owner.)

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A. TYPE OF OWNERSHIP - Select One

Non Entity:	☐ Individual	☐ Joint	☐ UTMA/UGMA
Entity:	☐ Custodian	☐ C Corporation*	☐ S Corporation*	☐ Trust*
*If the Owner is a Trust, Corporation or other entity you must complete and submit the Certificate of Entity form with this application.

B. OWNER

Name (First, Middle, Last, or Trust / Entity)	☐ Male	☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN
- -

Street Address	City	State	ZIP

Telephone Number

☐ U.S. Citizen	☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

C. CO-OWNER - Not available for entity-owned Annuities or Qualified Annuities.

    ☐ Check here to designate the Co-Owners as each other’s Primary Beneficiary.

Name (First, Middle, Last)	☐ Male	☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN
- -

Street Address	City	State	ZIP

☐ U.S. Citizen	☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

Relationship to Owner:

D. ANNUITANT - Complete this Section if the Annuitant is not the Owner.

Name (First, Middle, Last)	☐ Male	☐ Female	Birth Date (Mo - Day - Yr)	SSN / TIN
- -

Street Address	City	State	ZIP

☐ U.S. Citizen	☐ Resident Alien/Citizen of:

☐ Non-Resident Alien/Citizen of:	(Submit IRS Form W-8 (BEN, ECI, EXP or IMY))

P-VAA(2/13)
	ORD 202827	page 1 of 8

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• For Custodial IRA contracts, the Custodian must be listed as the Beneficiary.

• For Qualified contracts (Profit Sharing Plan, 401(k), etc.) other than an IRA, Roth IRA, SEP-IRA or 403(b), the Plan must be listed as the Beneficiary.

Indicate classifications of each Beneficiary Percentage of benefit for all Primary Beneficiaries must total 100%. Percentage of benefit for all Contingent Beneficiaries must total 100%. If the Co-Owners have been chosen as each other’s Primary Beneficiary then only Contingent Beneficiaries may be designated below.

Name (First, Middle, Last)	☐ Male ☐ Female	Birth Date (Mo - Day - Yr)
- -

☐ Primary	Relationship	SSN/TIN	Percentage
☐ Contingent				%

Name (First, Middle, Last)	☐ Male ☐ Female	Birth Date (Mo - Day - Yr)
- -

☐ Primary	Relationship	SSN/TIN	Percentage
☐ Contingent				%

Name (First, Middle, Last)	☐ Male ☐ Female	Birth Date (Mo - Day - Yr)
- -

☐ Primary	Relationship	SSN/TIN	Percentage
☐ Contingent				%

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A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified ☐- SEP-IRA*	☐- Roth 401(k)*(Plan Year)	☐- 457(b)*(gov’t. entity)

☐- 401*(Plan Year)	☐- IRA ☐- Roth IRA ☐- 403(b)*	☐- 457(b)*(501(c) tax-exempt)

☐-Other

  *The following information is required if the contract being requested is an employer plan only:

Employer Plan No. (if available)	Employer Plan Phone No.

Employer Plan Name	Employer Plan Contact Name

Street Address	City	State	ZIP

B. PURCHASE PAYMENTS

Make all checks payable to Pruco Life Insurance Company. Purchase Payment amounts may be restricted by Pruco Life; please see your prospectus for details.

SOURCE OF FUNDS

☐ Non-Qualified	☐ SEP-IRA	☐ 403(b)	☐ Traditional IRA	☐ 401(a)	☐ Roth IRA	☐ 401(k)

☐ Other

QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial estimated payment(s).			NON-QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial estimated payment(s).

☐ Transfer	$		☐ 1035 Exchange	$

☐ Rollover	$		☐ Amount Enclosed	$

☐ Direct Rollover	$		☐ CD Transfer or
			Mutual Fund Redemption	$
☐ IRA /Roth IRA Contribution	$	for tax year

If no year is indicated, contribution defaults to current tax year.

P-VAA(2/13)	ORD 202827 |	page 2 of 8

C. OPTIONAL BENEFITS (ONLY ONE may be chosen)

Age restrictions must be met. Investment restrictions and additional charges apply. Optional Benefit riders maynot be available in all states or may vary. Please see the prospectus for full details.

Highest Daily Lifetime® Income v2.1	Highest Daily Lifetime® Income v2.1 with Highest Daily Death Benefit

Spousal Highest Daily Lifetime® Income v2.1	Spousal Highest Daily Lifetime® Income v2.1 with Highest Daily Death Benefit

A. 6 OR 12 MONTH DOLLAR COST AVERAGING (DCA) PROGRAM - Please see the prospectus for details on this program.

If not enrolling in 6 or 12 Month DCA, proceed to Section 4B.

If enrolling in 6 or 12 Month DCA, check the applicable box and proceed to Section 4B to select the Portfolios to which your DCA transfers will be allocated. You may not participate in both the 6 and 12 Month DCA at the same time.

6 or 12 Month DCA may not be available in all states.

6 Month DCA	% of purchase payment OR 12 Month DCA	% of purchase payment

Each time you make an additional Purchase Payment, you need to elect a new 6 or 12 Month DCA program for that additional purchase payment.

If you have elected a 6 or 12 month DCA program, you may NOT elect any of the MVA Options in Section 4B.

If you choose to allocate less than 100% of your purchase payment to the 6 or 12 month DCA program, the remaining percentage of your purchase payment will be allocated to the investments you select in Section 4B.

B. INVESTMENT ALLOCATIONS - Note: Please review the below instructions prior to selecting your Investment Allocation.

If you elected an Optional Benefit in Section 3C:	If you did NOT elect an Optional Benefit in Section 3C:
You must choose from the Asset Allocation Portfolios listed in Box 1:	You may allocate among any of the portfolios and MVA Options listed in BOX 1, 2, 3 or 4 in any percentage combination totaling 100%.
Indicate the percent of your investment for each Asset Allocation Portfolio. Allocations made among these portfolios must total 100%.

BOX 1 | Asset Allocation Portfolios %

Traditional	Tactical	Alternative
AST Balanced Asset Allocation	AST Horizon Moderate Asset	AST Academic Strategies Asset
	Allocation	Allocation
AST Capital Growth Asset	AST J.P. Morgan Global	AST Advanced Strategies
Allocation	Thematic
AST FI Pyramis® Asset	AST Moderate Asset	AST BlackRock Global Strategies
Allocation	Allocation
AST Franklin Templeton	AST Schroders Global Tactical	AST J.P. Morgan Strategic
Founding Funds Allocation	Quantitative	Opportunities
AST New Discovery Asset	AST First Trust Balanced	AST Schroders Multi-Asset World
Allocation	Target	Strategies
AST Preservation Asset	AST First Trust Capital	AST Wellington Management
Allocation	Appreciation Target	Hedged Equity
AST T. Rowe Price Asset
Allocation

BOX 1 Total	%

P-VAA(2/13)	ORD 202827 |	page 3 of 8

BOX 2 | Additional Portfolios %

Large-Cap Growth	Mid-Cap Value	Small-Cap Value
AST Goldman Sachs Concentrated Growth	AST Mid-Cap Value	AST Goldman Sachs Small-Cap Value
AST Jennison Large-Cap Growth	AST Neuberger Berman /LSV Mid-Cap Value	AST Small-Cap Value
AST Marsico Capital Growth	Fixed Income	International Equity
AST MFS Growth	AST High Yield	AST AQR Emerging Markets Equity
AST T. Rowe Price Large-Cap Growth	AST Lord Abbett Core Fixed Income	AST International Growth
Large-Cap Blend	AST Money Market	AST International Value
AST Clearbridge Dividend Growth	AST Neuberger Berman Core Bond	AST J.P. Morgan International Equity
AST QMA US Equity Alpha	AST PIMCO Limited Maturity Bond	AST MFS Global Equity
Large-Cap Value	AST PIMCO Total Return Bond	AST Parametric Emerging Markets Equity
AST BlackRock Value	AST Prudential Core Bond	AST QMA Emerging Markets Equity
AST Goldman Sachs Large-Cap Value	AST T. Rowe Price Global Bond	Specialty Portfolio
AST Jennison Large-Cap Value	AST Western Asset Core Plus Bond	AST Cohen & Steers Realty
AST Large-Cap Value	AST Western Asset Emerging Markets Debt	AST Global Real Estate
AST MFS Large-Cap Value	Small-Cap Growth	AST Quantitative Modeling
AST T. Rowe Price Equity Income	AST Federated Aggressive Growth	AST T. Rowe Price Natural Resources
Mid-Cap Growth	AST Small-Cap Growth
AST Goldman Sachs Mid-Cap Growth
AST Neuberger Berman Mid-Cap Growth
BOX 2 Total %
BOX 3 | ProFund Portfolios %

Large-Cap Growth	Specialty Portfolio
ProFund VP Large-Cap Growth	ProFund VP Consumer Goods
Large-Cap Value	ProFund VP Consumer Services
ProFund VP Large-Cap Value	ProFund VP Financials
Mid-Cap Growth	ProFund VP Health Care
ProFund VP Mid-Cap Growth	ProFund VP Industrials
Mid-Cap Value	ProFund VP Real Estate
ProFund VP Mid-Cap Value	ProFund VP Telecommunications
Small-Cap Growth	ProFund VP Utilities
ProFund VP Small-Cap Growth
Small-Cap Value
ProFund VP Small-Cap Value		BOX 3 Total %

BOX 4 | MVA Options % (May not be available in all states)

3 -Year Guarantee Period	7 -Year Guarantee Period

5 -Year Guarantee Period	10 -Year Guarantee Period	BOX 4 Total %

CUMULATIVE (TOTAL 100%) %

P-VAA(2/13)	ORD 202827	page 4 of 8

By providing my e-mail address below, and my signature in Section 11 of this application, I consent to receive and accept documents electronically during the duration of my variable annuity contract. These documents include, but are not limited to: account statements, confirmations, privacy notices, tax documents, prospectuses and prospectus supplements, annual and semi-annual reports, proxy statements, and correspondence. This consent will continue unless and until I revoke my consent by notifying Prudential at which time I will begin receiving paper documents by mail. I understand that e-mail notifications will be sent to me, indicating that documents are available, and will include instructions on how to quickly and easily access the documents by going to Prudential’s website.

Certain types of correspondence may still be delivered to you by paper mail. Registration on Prudential’s website is required for electronic delivery. There are no fees charged by Prudential for the e-Documents service or for paper documents. You must have a computer with Internet access, an active e-mail account, and Adobe Acrobat Reader to view your documents electronically. You can download Adobe Acrobat at no charge. See your Internet Service Provider for any other access fees that may apply.

E-mail Address

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If not checked we will assume that your answers are “YES” to Perform Contract Maintenance and Provide Investment/Allocation Instructions. For definitions, see Definitions and Disclosures.

DO you authorize your Financial Professional to perform any of the designated activities below? Please indicate what designated activities you authorize your Financial Professional to have:	☐ Yes	☐ No
☐ Perform Contract Maintenance ☐Provide Investment/Allocation Instructions

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If needed for:	• Special Instructions	• Beneficiaries • Contingent Annuitant (for custodial business only)
	• Annuity Replacement	• Entity Authorized Individuals

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for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

ALASKA: All statements and descriptions in an application for an insurance policy or annuity contract, or in negotiations for the policy or contract, by or in behalf of the insured or annuitant, shall be considered to be representations and not warranties. Misrepresentations, omissions, concealment of facts, and incorrect statements may not prevent a recovery under the policy or contract unless either (1) fraudulent; (2) material either to the acceptance of the risk, or to the hazard assumed by the insurer; or (3) the insurer in good faith would either not have issued the policy or contract, or would not have issued a policy or contract in as large an amount, or at the same premium or rate, or would not have provided coverage with respect to the hazard resulting in the loss, if the true facts had been made known to the insurer as required either by the application for the policy or contract or otherwise.

ARIZONA: Upon written request an insurer is required to provide, within a reasonable time, factual information regarding the benefits and provisions of the annuity contract to the contract owner.

If for any reason you are not satisfied with this contract, you may return it to us within 10 days (or 30 days for applicants 65 or older) of the date you receive it. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you, and it will be canceled from the beginning. If this is not a variable contract, any monies paid will be returned promptly. If this is a variable contract, any monies paid will be returned promptly after being adjusted according to state law

CALIFORNIA: If any Participant(s)/Owner(s) (or Annuitant for entity-owned contracts) is age 60 or older, you are required to complete the “Important Information for Annuities Issued or Delivered in California”form.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages.

Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE, VIRGINIA, and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

(Continued)

P-VAA(2/13)	ORD 202827	page 5 of 8

MARYLAND: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

OREGON and VERMONT: — Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

ALL OTHER STATES: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NORTH CAROLINA: North Carolina residents must respond to this question:

1. Did you receive a prospectus for this annuity? ☐  Yes ☐  No

2. Do you believe the annuity meets your financial objectives and anticipated future financial needs? ☐  Yes ☐  No

OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: WARNING — Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

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☐	By checking this box and signing below, I consent to receiving the prospectus for this variable annuity on the compact disc (the “CD Prospectus”) contained within the sales kit for this annuity. I acknowledge that I (i) have access to a personal computer or similar device (ii) have the ability to read the CD Prospectus using that technology and (iii) am willing to incur whatever costs are associated with using and maintaining that technology. With regard to prospectus supplements and other amended/updated prospectuses created in the future, I understand that such documents may be delivered to me in paper form.

•

I represent that the Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and

•	I acknowledge that the Annuity for which I am applying may not be traded on any stock exchange or secondary market; and

•	I represent that I am not being compensated in any way for the purchase of the Annuity for which I am applying; and

•

I understand that if I have purchased another Non-Qualified Annuity from Pruco Life or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and

•	This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and

•

I understand that annuity payments, benefits or surrender values, when based on the investment experience of the separate account investment options, are variable and not guaranteed as to a dollar amount; and

•	I represent to the best of my knowledge and belief that the statements made in this application are true and complete; and

•	I acknowledge that I have received a current prospectus for this annuity; and

•

Amounts allocated to an MVA Option may be subject to a Market Value Adjustment if withdrawn or transferred at any time other than during the 30 day period prior to the MVA Option’s Maturity Date. See prospectus for details.

P-VAA(2/13)	ORD 202827	page 6 of 8

By signing below and having entered an e-mail address in Section 5, E-Documents, I am providing my informed consent to receive standard regulatory documents and other documents listed in Section 5 by electronic delivery.

State where signed	(If contract is issued in a State other than the Owner’s State of Residence, a Contract Situs Form may be required.)

Owner’s Tax Certification (Substitute W-9)

Under penalty of perjury,I certify that the taxpayer identification number (TIN) I have listed on this form is my correct TIN.

I further certify that the citizenship/residency status I have listed on this form is my correct citizenship/residency status.

I have been notified by the Internal Revenue Service that I am subject to backup withholding due to underreporting of interest or dividends.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

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Owner Signature	Month Day Year

If signing on behalf of an entity, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation.

- -
Co-Owner Signature	Month Day Year

- -
Annuitant Signature (if different from Owner)	Month Day Year

P-VAA(2/13)	ORD 202827	page 7 of 8

INSURANCE LICENSED REGISTERED REPRESENTATIVE Statement

I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco Life approved sales material.

I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that Pruco Life will rely on this statement.

	-	-
Insurance Licensed Registered Representative Signature	Month	Day	Year

	-	-
Insurance Licensed Registered Representative Signature	Month	Day	Year

A. INSURANCE LICENSED REGISTERED REPRESENTATIVE

Name (First, Middle, Last)	Percentage

%

ID Number	Telephone Number	E-mail

Name (First, Middle, Last)	Percentage

%

ID Number	Telephone Number	E-mail

B. BROKER/DEALER

Name

For Broker/Dealer Use Only
	Networking No.	Annuity No. (If established)

P-VAA(2/13)	ORD 202827	page 8 of 8